NETWORK-1 SECURITY SOLUTIONS, INC.


                        Filed Pursuant to Rule 424(b)(3)
                           Registration No. 333-126013

                           PROSPECTUS SUPPLEMENT NO. 4
                       (To Prospectus dated June 12, 2007)


This is a prospectus supplement to our prospectus dated June 12, 2007 (the "Prospectus") relating to the resale from time to time by selling stockholders of up to 14,127,191 shares of our common stock, including shares issuable upon exercise of outstanding warrants and options. On January 3, 2008, we filed with the Securities and Exchange Commission a Current Report on Form 8-K. The text of the Current Report on Form 8-K is attached to and a part of this supplement.

This prospectus supplement should be read in conjunction with the Prospectus and may not be delivered or utilized without the Prospectus. This prospectus supplement is qualified by reference to the Prospectus, except to the extent that the information provided by this prospectus supplement supersedes the information contained in the Prospectus.

The securities offered by the Prospectus involve a high degree of risk. You should carefully consider the "Risk Factors" referenced on page 4 of the Prospectus in determining whether to purchase the Common Stock.

The date of this prospectus supplement is January 3, 2008.
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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2007
                                                   -----------------

                       Network-1 Security Solutions, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                      1-14896                 11-3027591
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(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)           Identification No.)


              445 Park Avenue, Suite 1028, New York, New York 10022
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                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (212) 829-5700


                                       N/A
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         (Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS,
APPOINTMENT OF CERTAIN OFFICERS; ARRANGEMENTS OF CERTAIN OFFICERS

     Effective December 31, 2007, Harry Schessel resigned as a director of Network-1 Security Solutions, Inc. (the "Company").

     There were no disagreements between Mr. Schessel and the Company on any matter relating to the Company's operations, policies or practices, which resulted in his resignation.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

  Exhibit 10.17 -- Resignation Letter of Harry Schessel dated December 20, 2007.

















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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       NETWORK-1 SECURITY SOLUTIONS, INC.



Dated: January 3, 2008                      By: /s/ David Kahn
                                                -------------------------
                                                Name: David Kahn
                                                Title: Chief Financial Officer
























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                                                                   EXHIBIT 10.17
                                                                   -------------




                                December 20, 2007




Corey M. Horowitz, Chairman & CEO
Network-1 Security Solutions, Inc.
445 Park Avenue, Suite 1028
New York, New York  10022

Dear Corey:

     This letter will confirm that I hereby resign as a member of the Board of Directors of Network-1 effective December 31, 2007.


                                                        Very truly yours,

                                                        /s/ Harry Schessel